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                                                                      EXHIBIT 5





                               October 29, 1996

Continucare Corporation
100 Southeast Second Street
Miami, Florida  33131

         Re: Post Effective Amendment No. 1 to Registration Statement on Form SB-2 on Form S-3

Ladies and Gentlemen:

         On the date hereof, Continucare Corporation, a Florida corporation (the "Company"), sent for filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company of up to 920,000 shares (the "Shares") of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), upon the exercise of certain of the Company's Series A Warrants (the "Warrants"). We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement. Defined terms used herein shall have the meanings attributed thereto in the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company; (ii) actions of the Board of Directors of the Company authorizing the offering and the preparation of the Registration Statement and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the Company presently has available at least 920,000 shares of authorized and unissued Common Stock from which the

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Continucare Corporation
October 29, 1996
Page 2

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920,000 shares of Common Stock proposed to be sold pursuant to the exercise of the currently issued and outstanding Warrants by the holders thereof. In addition, assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance to those persons who exercise their Warrants, and that the consideration for the underlying shares of Common Stock issued pursuant to the Warrants is actually received by the Company, we are of the opinion that the Shares issued pursuant to the exercise of the Warrants will be duly authorized and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Sincerely,


                                            GREENBERG, TRAURIG, HOFFMAN,
                                            LIPOFF, ROSEN & QUENTEL, P.A.